SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2004

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-31909 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)

Victoria Hall
11 Victoria Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code:(441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure

On August 11, 2004, Aspen Insurance Holdings Limited issued a limited press release under Rule 135c announcing its offering of $250 million 6% Senior Notes due 2014 under Rule 144A and Regulation S of the Securities Act of 1933, which has been attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)
Dated: August 11, 2004	By: /s/ Julian Cusack
Name: Julian Cusack
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of the Registrant dated August 11, 2004.